COMMERCIAL LEASE

This lease is made between eBizNet Corporation, or survivors herein called Lessee, and 5th Avenue Real Estate Development, Inc., herein called Lessor.

Lessee hereby offers to lease from Lessor the premises situated in the City of Boca Raton, County of Palm Beach, State of Florida, described as 1450 South Dixie Highway, Suite 101, upon the following TERMS and CONDITIONS:

TERM and RENT:

Lessor will lease the premises to Lessee for five (5) years, commencing on November 1, 2000 and terminating on November, 2005, or sooner as provided herein, at the annual rental of One Hundred Twenty Thousand Dollars ($120,000.00) payable in equal installments in advance on the first day of each month and no later than the 5th (fifth) day of said month, for that month's rental, during the term on this lease. All rental payments shall be made to Lessor at the address specified above.

USE

Lessee shall use and occupy the premises in accordance with all applicable laws and ordinances.

CARE and MAINTENANCE of PREMISES

Lessee acknowledges that the premises are in good order and repair unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon he premises, and shall surrender the same at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and:

ALTERATIONS

Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

ORDINANCES and STATUTES

Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

ASSIGNMENT and SUBLETTING

No Sublease or Assignment is permitted.

UTILITIES

All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas electricity, and telephone services.

ENTRY and INSPECTION

Lessee shall permit Lessor or Lessors agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual To Let or For Lease signs, and permit persons desiring to lease the same to inspect the premises thereafter.

POSSESSION

Should Lessor be unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage causes thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within seven (7) days.

INDEMNIFICATION of LESSOR

Lessor shall not be liable for any damage of injury to Lessee, or any other person, or of any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claim for damages, no matter how caused.

INSURANCE

Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows:

Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation of material change of coverage. To the maximum extent permitted by insurance policies, which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist.

EMINENT DOMAIN

Should the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessees use of the premise, be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

DESTRUCTION of PREMISES

Should an occurrence of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

LESSOR'S REMEDIES on DEFAULT

Should Lessee default in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within five (5) days after the giving of such notice then Lessor may terminate this lease on not less than a minimum of five (5) days notice. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee of other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

SECURITY DEPOSIT

Lessee shall deposit with Lessor upon the signing of this lease the sum of Twenty-eight Thousand Dollars ($28,000.00) as security deposit for the performance of Lessee's

obligations under this lease, including without limitation, the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit in hand at all times during the term of this lease.

TAX INCREASE

Should there be an increase in taxes during any year of the term of this lease in the City, County, or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate of valuation, Lessee shall pay to the Lessor 70% of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.

BUILDING AND COMMON AREA EXPENSES

Lessee agrees to pay his pro-rata share currently at Seven ($7.00) a square foot (5000 x $7.00) for a total of $35,000.00 for maintenance, taxes, and insurance for building and common area expense.

ATTORNEY FEES

Should a lawsuit be necessary for the recovery of the premises, or for any sum due hereunder, or because of any act which might arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable Attorneys fee.

NOTICES

Notices given, or that might be required to be given by either party shall be accomplished by mailing same postage prepaid, to Lessee at the premises, or to Lessor at their address, or at such other places as might be designated by the parties from time to time.

HEIRS, ASSIGNS, SUCCESSORS

This lease is binding upon and inures to the benefit of the heirs, assigns, and successors in interest to the parties.

OPTION to RENEW

Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of 60 months commencing at the expiration of the initial lease term. All the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of $12,700.00 for

the term of the renewal. The option shall be exercised by written notice given to Lessor not less than 90 days prior to the expiration of the initial lease term. Should Lessee fail to give notice in the manner provided herein within the time specified, this option shall expire.

SUBORDINATION

This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

ENTIRE AGREEMENT

The foregoing constitutes the entire agreement between the parties and may be modified only in writing, signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof:

Signed on this 1st day of November, 2000.

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Lessee

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Lessor

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Witness

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Witness